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                                                                  Exhibit 11.1

                            DIGITAL MICROWAVE CORPORATION
                          COMPUTATION OF PER SHARE EARNINGS
                       (In thousands, except per share amounts)
                                     (Unaudited)



                                         Three Months Ended   Six Months Ended
                                         September 30, 1997   September 30, 1997
                                         ------------------   ------------------
                                           1997     1996        1997       1996
                                          ------   ------      ------     ------
Primary:
    Weighted average shares outstanding   18,886   15,951      18,714     15,917
    Common stock equivalents               1,083      660       1,037        519
                                          ------   ------      ------     ------
                                          19,969   16,611      19,751     16,436
                                          ------   ------      ------     ------
                                          ------   ------      ------     ------
Fully Diluted:
    Weighted average shares outstanding  18,886    15,951      18,714     15,917
    Common stock equivalents              1,214       990       1,168        828
                                          ------   ------      ------     ------
                                         20,100    16,941      19,882     16,745
                                          ------   ------      ------     ------
                                          ------   ------      ------     ------
Earnings per share:
    Primary                              $  .37    $  .13      $  .67     $  .20
                                          ------   ------      ------     ------
                                          ------   ------      ------     ------
    Fully Diluted                        $  .37    $  .13      $  .66     $  .19
                                          ------   ------      ------     ------
                                          ------   ------      ------     ------